UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2006

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO	63105-3443
(Address of principal executive offices)	(Zip Code)

(314) 480-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Olin Corporation notified its employees by letter dated August 22, 2006, that, as a result of a change in the recordkeeper for the Olin Corporation Contributing Employee Ownership Plan (the “Plan”), there will be a blackout period that will begin on Wednesday, September 27, 2006 at 4:00 p.m. Eastern Time (the “Blackout Period”). During the Blackout Period, participants in the Plan will be temporarily unable to access their accounts under the Plan, including being unable to direct or diversify their investments in their individual accounts, including accounts that hold Olin common stock, to obtain a loan or distribution from the Plan, change their contribution rate, or to obtain a hardship withdrawal from the Plan.

As a result of this Blackout Period, on September 5, 2006 Olin sent a notice to its directors and executive officers informing them that a blackout period with respect to all directors and executive officers will begin on Wednesday, September 27, 2006 at 4:00 p.m. Eastern Time and is expected to end during the calendar week of October 8, 2006, during which period they will be prohibited from engaging in transactions in Olin equity securities (the “Notice”).

Olin provided the Notice to its directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR. A copy of the Notice is attached as Exhibit 99.1 and incorporated herein by reference.

A participant in the Plan, a shareholder or other interested person may obtain, without charge, information regarding the Blackout Period, including the actual ending date of the Blackout Period, by contacting Sharon Doughty, Director, Benefit Programs at Olin Corporation, 88 Danbury Road, Suite 2-C, Wilton, CT 06897- 4423, during the Blackout Period and for a period of two years after the ending date of the Blackout Period.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Notice to Directors and Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain
Name:	George H. Pain
Title:	Vice President, General Counsel and Secretary

Date: September 5, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Notice to Directors and Executive Officers